SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 27, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 21, 2018, Zion Oil & Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) Amendment No. 4 ( the “Amendment”) to the prospectus supplement dated as of March 10, 2017 and accompanying base prospectus dated February 23, 2017 (collectively, the “Prospectus”) relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan” or “DSPP”). The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-216191), as amended, which was declared effective by the SEC on March 10, 2017 (the “Registration Statement”).

Unit Option Results under the Unit Program

On September 26, 2018, the Company completed its previously announced Unit Option Program under Amendment No. 4. The Unit Option Program enabled participants to purchase Units of our securities where each Unit (priced at $250.00 each) was comprised of (i) a certain number of shares of Common Stock determined by dividing the per Unit price of $250.00 by the average of the high and low sale prices of the Company’s publicly traded common stock as reported on the NASDAQ on the date on which the Unit is purchased or the Unit Purchase Date under the Plan, and (ii) Common Stock purchase warrants to purchase an additional twenty-five (25) shares of Common Stock at an exercise price of $1.00, which are exercisable through October 29, 2019.

The gross proceeds from the Unit Option Program of approximately $5.3 million will be used by the Company to further its production testing in the MJ #1 well and as otherwise provided in the Prospectus.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

                None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil & Gas, Inc.

Date: September 27, 2018	By:	/s/ Dustin L. Guinn
Dustin L. Guinn
Executive Vice-Chairman/Chief Executive Officer

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